Exhibit 10.2
FORM OF LORILLARD, INC.
RESTRICTED STOCK
AWARD CERTIFICATE
          THIS CERTIFICATE, dated as of the ___day of                     , evidences the grant of the Award set forth below by Lorillard, Inc., a Delaware corporation (the “Company”) to                      (the “Participant”).
RECITALS
          The Compensation Committee (the “Committee”) of the Board of Directors of the Company has determined to grant to the Participant restricted shares of the Company’s common stock, par value $0.01 per share, (the “Company Stock”) pursuant to the Lorillard, Inc. 2008 Incentive Compensation Plan (the “Plan”), on the terms and conditions set forth herein, and hereby grants such restricted shares.
          Any capitalized terms not defined herein shall have their respective meanings as set forth in the Plan.
          NOW, THEREFORE, the Parties hereto agree as follows:
     1. Grant of Restricted Stock. Subject to the provisions of this Certificate and the Plan, the Company hereby grants to the Participant as of ___(the “Date of Grant”) ___shares of Company Stock (the “Award”) pursuant to the terms and conditions of this Certificate (the “Restricted Stock”), subject to the restrictions set forth below and the terms of this Agreement. The Participant shall not be required to pay any cash consideration in exchange for the Restricted Shares.
     2. Restrictions and Restricted Period.
          (a) Restrictions. Shares of Restricted Stock granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture as described in Section 4 below until the lapse of the Restricted Period (as defined below).
          (b) Restricted Period. The restrictions set forth above shall lapse and the shares of Restricted Stock shall become vested and transferable (provided, that such transfer is otherwise in accordance with federal and state securities laws) on the ___anniversary of the Date of Grant (the period from the Date of Grant until the date on which the restrictions lapse is the “Restricted Period”).
     3. Rights of a Stockholder. From and after the Date of Grant and for so long as the Restricted Stock is held by or for the benefit of the Participant, the Participant shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, including, but not limited to, the right to receive dividends and the right to vote such shares. If there is any stock dividend, stock split or other change in character or amount of the Restricted Stock, then in such event, any and all new, substituted or additional securities to which Participant is entitled by reason of the Restricted Stock shall be immediately subject to the restrictions and risk of forfeiture set forth in Sections 2 and 4 with the same force and effect as the Restricted Stock subject to such restrictions and risk of forfeiture immediately before such event.
     4. Cessation of Service.
          (a) Forfeiture. If the Participant terminates employment for any reason other than those set forth in Section 4(b) of this Agreement or in connection with a Change in Control, then the Restricted Stock for which the Restricted Period has not lapsed shall be forfeited to the Company without payment of any consideration by the Company, and neither the Participant nor any of his successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock.

          (b) Accelerated Vesting. If prior to the end of the Restricted Period, the Participant terminates employment because of the Participant’s death or Disability, the Restricted Stock will immediately vest in full and the Company shall deliver a certificate or certificates representing the unrestricted shares promptly following such termination of service.
     5. Effect of Change in Control. In the event of a Change of Control (as defined in the Plan), the Award if not previously exercisable and vested shall become fully exercisable and vested.
     6. Certificates. Restricted Stock granted herein may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, then the Company may retain physical possession of the certificate until the Restricted Period has lapsed.
     7. Legends. The Company may require, as a condition of the issuance and delivery of certificates evidencing Restricted Stock pursuant to the terms hereof, that the certificates bear the legend as set forth immediately below, in addition to any other legends required under federal and state securities laws or as otherwise determined by the Committee. All certificates representing any of the shares of Restricted Stock subject to the provisions of this Agreement shall have endorsed thereon the following legend:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER HELD BY THE ISSUER OR ITS ASSIGNEES(S) AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THE SHARES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.
     Such legend shall not be removed until such shares vest pursuant to the terms hereof.
     8. Taxes. The Participant understands that he (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.
     9. Nontransferability of the Award.
          The Award is not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution or (ii) as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise. If any rights exercisable by the Participant or benefits deliverable to the Participant under this Certificate have not been exercised or delivered at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Certificate and the Plan.
     10. Notices.
          All notices and other communications under this Certificate shall be in writing and shall be given by hand delivery to the other party or by confirmed fax or overnight courier, or by postage paid first class mail, addressed as follows:
          If to the Participant:

          If to the Company:

Lorillard, Inc.
714 Green Valley Road
Greensboro, NC 27408
Attention: Corporate Secretary
Facsimile: (336) 335-7707
or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Paragraph 10. Notice and communications shall be effective when actually received by the addressee.
     11. Effect of Certificate.
          Except as otherwise provided hereunder, this Certificate shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any transferee or successor of the Participant pursuant to Paragraph 9.
     12. Conflicts and Interpretation.
          The Award is subject to the provisions of the Plan, which are hereby incorporated by reference. In the event of any conflict between this Certificate and the Plan, the Plan shall control. In the event of any ambiguity in this Certificate, any term which is not defined in this Certificate, or any matters as to which this Certificate is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.
     13. Headings.
          The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Certificate.
     14. Amendment.
          This Certificate may not be modified, amended or waived except by an instrument in writing signed by the Company. The waiver by either party of compliance with any provision of this Certificate shall not operate or be construed as a waiver of any other provision of this Certificate, or of any subsequent breach by such party of a provision of this Certificate.
          IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Certificate to be executed on its behalf by a duly authorized officer.

LORILLARD, INC.

By: